Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 11, 2022, with respect to the consolidated financial statements of ProKidney LP included in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of ProKidney Corp. for the registration of up to 239,420,000 shares of its Class A ordinary shares.

/s/ Ernst & Young LLP

Raleigh, North Carolina

August 26, 2022